UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2016

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2016, John G. Stumpf notified Wells Fargo & Company (the “Company”) of his decision to retire as Chairman and Chief Executive Officer and a director of the Company, effective immediately. Also on October 12, 2016, and effective immediately, the Company’s Board of Directors (the “Board”): (i) elected President Timothy J. Sloan to the Board and as the Company’s Chief Executive Officer; (ii) elected Lead Director Stephen W. Sanger as the Company’s non-executive Chairman; and (iii) elected director Elizabeth A. Duke as the Company’s non-executive Vice Chair.

Mr. Sloan has served as President and Chief Operating Officer of the Company since November 2015 and as a Senior Executive Vice President of the Company since September 2010, including as Chief Administrative Officer from September 2010 to February 2011, Chief Financial Officer from February 2011 to May 2014, and head of the Wholesale Banking group from May 2014. Mr. Sloan will retain his title as President of the Company. He will not receive any separate compensation for his service as a director of the Company.

Since the beginning of 2015, Mr. Sloan and certain of his immediate family members had loans, other extensions of credit and/or banking or financial services transactions in the ordinary course of business with the Company’s banking and other subsidiaries. All of these lending and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company’s news release announcing these events is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release dated October 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2016	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Location

99.1	News Release dated October 12, 2016	Filed herewith

4